Exhibit 10.1

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND APPLICABLE STATE SECURITIES LAWS AND THIS SECURITY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER SUCH LAWS OR AN APPLICABLE EXEMPTION THEREFROM.  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF BAZI INTERNATIONAL, INC. (THE “COMPANY”) AND ITS AGENTS THAT, ABSENT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY PURSUANT TO AN EXEMPTION FROM REGISTRATION AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE AND OTHER SECURITIES LAWS, AS CONFIRMED TO THE COMPANY BY AN OPINION OF COUNSEL TO THE HOLDER IF REQUESTED BY THE COMPANY, SUBJECT AT ALL TIMES TO COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY JURISDICTION.

Senior Note

$[_______]	Irvine, California May [__], 2013

FOR VALUE RECEIVED, the undersigned, TRUE DRINKS HOLDINGS, INC., a corporation organized under the laws of Nevada (the “Company”), hereby promises to pay to the order of [___________] (the “Payee”), at the address specified for Payee below, or such other place as the Payee may designate to Company in writing from time to time, the principal sum of $[_______] in lawful money of the United States of America on August 6, 2013 (the “Maturity Date”), with interest thereon at the rate of 12% per annum as provided herein.  All interest shall be calculated on the basis of a 365-day year counting the actual days elapsed.

1. Payment Terms

(a) The Company promises to pay interest (“Interest”) on the outstanding principal amount of this Note at the rate of twelve percent (12%) per annum.  The principal of this Note and any accrued and unpaid Interest shall be due on the Maturity Date.  Interest shall be paid to Payee in arrears on a monthly basis, no more than 15 days after the last day of each month.

(b) The Company shall have the right to prepay this Note at any time, upon five days’ notice to the Payee, subject to the Payee’s election to convert this Note into Common Stock (as defined below) on the terms set forth herein prior to prepayment.

(c) In connection with, and as partial consideration for, the purchase of the Note, the Company shall issue to Payee a five (5) year share purchase warrant (the “Warrant”) in substantially the form attached hereto as Exhibit A, to purchase shares (the “Warrant Shares”) of the Company’s common stock, par value $0.001 (“Common Stock”), in an amount equal to the product of (i) one-hundred percent (100%) multiplied by (ii) the principal amount of the Note.

(d) In the event that any date referred to hereunder is a day on which banks in the State of New York are required or authorized to be closed, then the payment that would be due on such day shall instead be due and payable on the next day which is not such a non-banking day, with additional Interest for such delay at the rate then in effect hereunder.

2. Other Terms

(a) Registration; Book-Entry.  The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the “Registered Notes”).  The entries in the Register shall be conclusive and binding for all purposes absent manifest error.  The Company and the holders of the Notes shall treat each person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of principal and Interest hereunder, notwithstanding notice to the contrary.  A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register.  Upon its receipt of a request to assign or sell all or part of any Registered Note by a holder and delivery for cancellation and reissuance of the Note, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 7.  The Company shall maintain records showing the amounts converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be).

(b) Adjustments for Mergers or Reorganizations, etc.  If at any time there shall occur any reclassification, reorganization, recapitalization, consolidation, sale of all or substantially all of the Company’s assets, property or business, or any merger involving the Company, in each case in which the Common Stock is converted into or exchanged for securities (including warrants or other subscription or purchase rights), cash or other property, or pursuant to which any such securities, cash or other property is to be received by or distributed to the holders of Common Stock of the Company (other than a transaction covered by Sections 2(g)) (each, a “Reorganization Event”), then, following any such Reorganization Event, and without payment by the Payee of any additional consideration thereof, the Payee shall receive upon the exercise hereof the kind and amount of securities, cash or other property which the Payee would have been entitled to receive if, immediately prior to such Reorganization Event, the Payee had held the number of shares of Common Stock subject to this Note, giving application to all adjustments called for during such period under this Note with respect to the rights of the Payee.  The Company shall not effect any Reorganization Event unless, prior to the consummation thereof, the successor or surviving entity (if other than the Company) and, if an entity different from the successor or surviving entity, the entity whose stock, securities, assets or other property the holders of Common Stock are entitled to receive as a result of such Reorganization Event, assumes by written instrument (A) the obligations to deliver to the Payee such shares of stock, securities, assets or other property as, in accordance with the foregoing provisions, the Payee may be entitled to acquire and (B) the due and punctual observance and performance of each and every covenant and condition contained in this Note to be performed and observed by the Company and all the obligations and liabilities hereunder, in order to provide for adjustments of shares of the Common Stock into which this Note is convertible which shall be as nearly equivalent as practicable to the adjustments provided for in Section 2.  The foregoing provisions shall similarly apply to successive Reorganization Events and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Note.  If the per share consideration payable to the holder hereof for shares of Common Stock in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined reasonably and in good faith by the board of directors of the Company.  In all events, appropriate adjustment (as determined reasonably and in good faith by the board of directors of the Company) shall be made in the application of the provisions of this Note with respect to the rights and interests of the Payee after the transaction, to the end that the provisions of this Note shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Note.  Notwithstanding any other provision to the contrary herein, in no event shall any transaction or other event associated with the Merger Agreement (as defined below) be construed to be a Reorganization Event.

(c) Adjustment for Reclassification, Exchange and Substitution.  If at any time or from time to time, the Common Stock issuable upon exercise of this Note is changed into the same or a different number of shares of any class or classes of stock, this Note will thereafter represent the right to acquire such number and kind of securities as would have been issuable as a result of exercise of this Note and the Conversion Price therefor shall be appropriately adjusted, such adjustment to be determined by the Company’s board of directors in its sole and absolute discretion, all subject to further adjustment in this Section 2.

(d) Certain Limitations.  The Company will take no action to increase the par value of the Common Stock to an amount in excess of the Conversion Price, including entering into any transaction which, by reason of any adjustment hereunder, would cause the Conversion Price to be less than the par value per share of Common Stock, and the Company will not enter into any agreements inconsistent with the rights of the Payee hereunder.

(e) Automatic Conversion into Subsequent Financing.  In the event that the Company completes a secured debt financing for an amount greater than $1,000,000 prior to the Maturity Date, this Note shall be automatically exchanged for a note in connection with such debt financing.  All Warrants issued in connection with this Note shall also be exchanged for a warrant in the form of that used in connection with such debt financing in the quantity of Warrant Shares defined by this Note.  The Maturity Date shall be reset at such time to the maturity date of the subsequent secured debt financing.

3. Security.  This Note shall be unsecured.

4. Default.  It shall be an event of default (“Event of Default”), and the entire unpaid principal of this Note, together with accrued Interest and any Lender Fees, shall become immediately due and payable, at the election of Payee, upon the occurrence of any of the following events:

(a) any failure on the part of the Company to make any payment under this Note when due, and such failure continues for fifteen (15) days after receipt of written notice of such failure from the Payee;

(b) the Company’s commencement (or taking any action for the purpose of commencing) of any proceeding under any bankruptcy, or for the reorganization of any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, or for the readjustment of any of the debts of any of the foregoing parties, under the Federal Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or Federal, for the relief of debtors, now or hereafter existing, by any of the foregoing parties, or against any of the foregoing parties, which shall not be discharged within forty-five (45) days of their commencement;

(c) a proceeding shall be commenced against the Company under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute and relief is ordered against such party, or the proceeding is controverted but is not dismissed within sixty (60) days after the commencement thereof;

(d) the appointment of a receiver, trustee or custodian for all or substantially all of the assets of the Company, which appointment remains in place for at least one hundred twenty (120) days, the dissolution or liquidation of the Company; or

(e) the admission by the Company of its inability to pay its debts as they mature, or an assignment for the benefit of the creditors of the Company.

5. Waiver.

(a) The Company and every endorser or guarantor, if any, of this Note regardless of time, order, or place of signing, waive demand, presentment, protest, notice of protest, notice of dishonor with respect to this Note and notices of every kind and assent to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions and to any additions or releases of any other parties or persons primarily or secondarily liable with respect to this Note.

(b) The parties hereto agree that a waiver of rights under this Note shall not be deemed to be made by a party hereto unless such waiver shall be in writing, duly signed by the applicable party, and each such waiver, if any, shall apply only with respect to the specific instance involved and shall in no way impair the rights of the parties hereto in any other respect at any other time.

6. GOVERNING LAW.  THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.  THE COMPANY AND THE PAYEE HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF ALL STATE DISTRICT COURTS OF ORANGE COUNTY SITTING IN THE STATE OF CALIFORNIA IN CONNECTION WITH ANY ACTION OR PROCEEDING UNDER OR IN RESPECT OF THIS NOTE, AND WAIVE TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

7. Assignment of Note.  The Company may not assign or transfer this Note or any of its obligations under this Note in any manner whatsoever without the prior written consent of Payee.  The Note may be assigned at any time by the Payee.

8. Miscellaneous.

(a) This Note may be altered only by prior written agreement signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.  This Note may not be modified by an oral agreement, even if supported by new consideration.

(b) Subject to Section 7, the covenants, terms, and conditions contained in this Note apply to and bind the heirs, successors, executors, administrators and assigns of the parties.

(c) The Payee, by acceptance of this Note, acknowledges that this Note and any shares of Common Stock which may be issued pursuant to any conversion hereunder have not been registered under the Securities Act of 1933 (the “Securities Act”) or applicable state securities laws.  The Payee, by acceptance of this Note and any shares of Common Stock, represents that it is fully informed as to the applicable limitations upon any distribution or resale of these securities under the Securities Act or any applicable state securities laws and agrees not to distribute or resell such securities if such distribution or resale would constitute a violation of the Securities Act or any applicable state securities laws or would cause the issuance by the Company of the Common Stock to be in violation of the Securities Act or any applicable state securities laws.  Any exercise hereof by the Payee shall constitute a representation by the Payee that the Payee is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act, as amended by the Dodd-Frank Act and related interpretations of the Securities and Exchange Commission, and that the Common Stock is not being acquired with the view to, or for resale in connection with, any distribution or public offering thereof in violation of the Securities Act or applicable state securities laws.

(d) The term “Payee” shall include the initial party to whom payment is designated to be made and, in the event of an assignment of this Note, the successor assignee or assignees, and, as to each successive additional assignment, such successor assignee or assignees.

(e) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States of America) or by FedEx, Express Mail, or similar internationally recognized overnight delivery or courier service, or delivered in person or by facsimile, or similar telecommunications equipment, against receipt therefore at the address of such party set forth in this Section 8(e) (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 8(e)).

Payee:                    [________________]
[________________]
[________________]
[________________]

Company:              True Drinks Holdings, Inc.
18552 MacArthur Boulevard, Suite 325
Irvine, California 92612
Telephone: (949) 203-3500
Attention: Dan Kerker, CFO

Such addresses may be changed by notice given as provided in this subsection.  Notices shall be effective upon the date of receipt; provided, however, that a notice (other than a notice of a changed address) sent by certified or registered U.S. mail, with postage prepaid, shall be presumed received not later than three (3) business days following the date of sending.

(f) All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to the Payee for the use of the money advanced or to be advanced hereunder exceed the maximum rate of interest allowed to be charged under applicable law (the “Maximum Legal Rate”).  If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Legal Rate, then the obligation to pay interest or other amounts hereunder shall be reduced to the Maximum Legal Rate; and if from any circumstance whatsoever, the Payee shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Legal Rate, such amount as would be excessive interest shall be applied to any other indebtedness of the Company to the Payee.  This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between the Company and the Payee with respect to the indebtedness evidenced hereby.

(g) The Company represents and warrants that the issuance of this Note has been duly authorized by all necessary corporate action and the execution, delivery and repayment of this Note does not and will not violate any agreement to which it is a party.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Note as of the date first set forth above.

BORROWER:

TRUE DRINKS HOLDINGS, INC.

By:
Dan Kerker
CFO

ACKNOWLEDGED:

Exhibit A

Form of Warrant